Exhibit 17(b)

GARRISON CAPITAL INC.

ATTN: CORPORATE SECRETARY

1270 AVENUE OF THE AMERICAS

SUITE 804

NEW YORK, NY 10020

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GARS2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D22676-S08059	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARRISON CAPITAL INC.

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger, dated as of June 24, 2020, by and among Portman Ridge Finance Corporation (“PTMN”), Citadel Acquisition Sub Inc. (“Merger Sub”), the Company and Sierra Crest Investment Management LLC and approve the transactions contemplated thereby, including the merger of Merger Sub with and into the Company and immediately thereafter the merger of the Company with and into PTMN (collectively, the “Merger Proposal”).

	☐	☐	☐

2.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

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D22677-S08059

GARRISON CAPITAL INC. Special Meeting of Stockholders October 19, 2020 10:00 AM EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph Tansey and Daniel Hahn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GARRISON CAPITAL INC. (the “Company”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/GARS2020SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side